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                                                                    EXHIBIT 11.0

                 UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES
         COMPUTATION OF HISTORICAL BASIC AND DILUTED EARNINGS PER SHARE
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

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                                                                                    THREE MONTHS ENDED MARCH 31,
                                                                                   ------------------------------
                                                                                        1998            1997
                                                                                   --------------  --------------
BASIC EARNINGS PER SHARE
Net income (loss)................................................................  $          490  $       (2,270)
Less preferred stock dividends...................................................            (180)            (22)
                                                                                   --------------  --------------
Net income (loss) available to common stockholders...............................  $          310  $       (2,292)
                                                                                   --------------  --------------
                                                                                   --------------  --------------
Number of shares on which net income (loss) per share is based:
  Historical weighted average common shares outstanding..........................         253,332         253,332
  Reorganization stock dividend (227.010528 shares for each common share)........      57,509,030      57,509,030
  Reorganization shares issued...................................................       8,670,998       8,670,998
  Public offering shares issued..................................................      16,340,000      16,340,000
  Additional shares issued to underwriters.......................................       2,451,000       2,451,000
  Warrants converted to Class A common stock.....................................         381,968        --
  Options converted to Class A common stock......................................         103,422        --
                                                                                   --------------  --------------
Weighted average common shares...................................................      85,709,750      85,224,360
                                                                                   --------------  --------------
                                                                                   --------------  --------------
BASIC EARNINGS PER SHARE:
Net income (loss) per share......................................................  $         0.00  $        (0.03)
Less preferred stock dividends per share.........................................            0.00            0.00
                                                                                   --------------  --------------
Net income (loss) per share available to common stockholders.....................  $         0.00  $        (0.03)
                                                                                   --------------  --------------
                                                                                   --------------  --------------
DILUTED EARNINGS PER SHARE
Net income (loss)................................................................  $          490  $       (2,270)
Less preferred stock dividends...................................................        --              --
                                                                                   --------------  --------------
Net income (loss) available to common stockholders...............................  $          490  $       (2,270)
                                                                                   --------------  --------------
                                                                                   --------------  --------------
Number of shares on which net income (loss) per share is based:
  Historical weighted average common shares outstanding..........................         253,332         253,332
  Reorganization stock dividend (227.010528 shares for each common share)........      57,509,030      57,509,030
  Reorganization shares issued...................................................       8,670,998       8,670,998
  Public offering shares issued..................................................      16,340,000      16,340,000
  Additional shares issued to underwriters.......................................       2,451,000       2,451,000
  Warrants converted to Class A common stock.....................................         381,968        --
  Options converted to Class A common stock......................................         103,422        --
                                                                                   --------------  --------------
Weighted average common shares before dilutive effect of common stock
 equivalents.....................................................................      85,709,750      85,224,360
                                                                                   --------------  --------------
Common stock equivalents:
  Warrants.......................................................................      28,403,808      28,771,826
  Options........................................................................       1,788,268       1,241,642
  Convertible Preferred Stock....................................................         734,225         734,225
                                                                                   --------------  --------------
Weighted average common shares...................................................     116,636,051     115,972,053
                                                                                   --------------  --------------
                                                                                   --------------  --------------
DILUTED EARNINGS PER SHARE:
Net income (loss) per share......................................................  $         0.00  $        (0.02)(a)
Less preferred stock dividends per share.........................................            0.00            0.00
                                                                                   --------------  --------------
Net income (loss) per share available to common stockholders.....................  $         0.00  $        (0.02)(a)
                                                                                   --------------  --------------
                                                                                   --------------  --------------
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(a) This calculation is presented in accordance with the Securities Exchange Act of 1934. Under SFAS No. 128, diluted earnings per share would generate a net loss per share of $0.03 in 1997.

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